United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
February 6, 2008
UTi Worldwide Inc.
(Exact name of Registrant as Specified in its Charter)
000-31869
(Commission File Number)

British Virgin Islands (State or Other Jurisdiction of Incorporation or Organization)	N/A (IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)
562.552.9400
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.
Current Report on Form 8-K
February 6, 2008

Item 2.02.	Results of Operations and Financial Condition
UTi Worldwide Inc., a British Virgin Islands corporation, which we refer to as UTi or the company, issued a news release dated February 8, 2008, which we refer to as the Cost Reduction News Release, announcing cost reduction measures and revising previously announced earnings guidance for the fiscal year ended January 31, 2008 (Fiscal 2008). The Cost Reduction News Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information contained in the Cost Reduction News Release shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
The Cost Reduction News Release discloses estimated earnings per diluted share, excluding estimated restructuring charges, with respect to Fiscal 2008, which is a “non-GAAP financial measure” within the meaning of the rules of the Securities and Exchange Commission. The company has provided estimated earnings per diluted share adjusted to exclude restructuring charges, which is not a measure of financial performance under GAAP, as such estimate excludes the effect of estimated restructuring charges incurred by the company. The company has provided this estimate because excluding estimated restructuring costs makes performance information more comparable to prior disclosures for investors and may enhance the ability of investors to analyze the company’s performance. The company is also providing this estimate because restructuring charges are the type of items that the company would generally exclude from its earnings guidance. In addition, the company uses this estimate, along with earnings per share including estimated restructuring charges, as a basis for evaluating company performance, particularly on a comparable basis over time.

Item 2.05.	Costs Associated with Exit or Disposal Activities
On February 6, 2008, the company’s management formally determined to undertake several cost reduction measures designed to streamline operations and reduce costs. These measures are being undertaken in light of the slowing growth in the company’s net revenue resulting from yield compression and a slowing economy, as well as the deterioration in the performance at our under-performing operations. The cost reduction measures include exiting the company’s retail distribution business in Africa and the surface distribution division of its Integrated Logistics business, canceling various long-term initiatives, such as the development of certain industry verticals, exiting an unprofitable arrangement in connection with a contract logistics site in the Americas, realigning corporate and regional functions to reduce overhead costs, and other actions. As a result of these measures, the company expects that its global workforce will be reduced by approximately seven percent before the end of its fiscal quarter ending July 31, 2008. The company anticipates completing the implementation of most of these cost reduction measures during the first six months of fiscal 2009.
In connection with these cost reduction measures, the company expects to incur pre-tax restructuring charges of approximately $15 to $20 million, of which approximately $9 million is expected to be recorded in the fourth quarter of Fiscal 2008. Such pre-tax restructuring charges and costs include:
•	Employee severance and termination costs estimated to range between $5 to $7 million,

•	Asset impairment costs estimated to range between $5 to $6 million, and
•	Contract termination and other costs estimated to range between $5 to $7 million.
The company estimates that approximately seventy percent of the total restructuring charges will be cash expenditures, predominantly for severance and employee termination costs.

Item 2.06.	Material Impairments
In connection with the cost reduction measures described above, the company’s management determined on February 6, 2008 that certain assets were impaired. Such assets, including IT projects that were previously capitalized and will now be cancelled and an investment in a pharmaceutical operation in Africa, will no longer have uses consistent with their original business purposes. The company expects to recognize a long-lived asset impairment charge of approximately $5 to $6 million associated with these measures, including approximately $2 million associated with the IT projects, approximately $2 million associated with the pharmaceutical investment and approximately $1 to $2 million associated with other impaired assets. The company expects that approximately $4 to $5 million of the total impairment charge will be recorded in the fourth quarter of Fiscal 2008 with the balance to be recorded in the first quarter of fiscal 2009. The company does not expect that this impairment charge will result in any future cash expenditures.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On February 6, 2008, J. Simon Stubbings, Chairman of the Board of Directors of the company, formally made known his intention that he will not seek re-election as a member of the Board at the company’s annual meeting of shareholders to be held in 2008. Mr. Stubbings has served as a member of the Board since 1998. He currently serves as a member of the Compensation Committee and chairs the Nominations and Corporate Governance Committee.
(b), (c) Effective on February 6, 2008, the company determined that Roger I. MacFarlane, 63, the company’s chief executive officer, would absorb the responsibilities and function of chief operating officer, an office previously held by John S. Hextall and that Mr. Hextall would serve as president of the company’s global Freight Forwarding operations. In addition, effective February 6, 2008, William T. Gates became president of the company’s global Contract Logistics and Distribution operations. Additional information regarding Mr. MacFarlane and his employment relationship with the company has been previously disclosed by the company in its definitive proxy statement filed with the Securities and Exchange Commission on May 14, 2007.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description

99.1	News Release dated February 8, 2008

Safe Harbor Statement
Certain statements in this Current Report may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. These statements include, but are not limited to, the company’s estimates regarding the restructuring charges and the portion of the charges that will be cash expenditures, estimates regarding the implementation of the company’s cost reduction measures and other forward-looking statements. Many important factors may cause the company’s actual results to differ from those discussed in any such forward-looking statements, including: delays in the anticipated timing of sales and dispositions of selected operations; estimates as to various costs turning out to be incorrect for a variety of reasons; economic conditions that adversely affect trade volumes and the global economy; integration risks associated with acquisitions; a challenging operating environment; increased competition; the impact of higher fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of air carriers and freight forwards and other related lawsuits; the success and effects of the company’s realignment of corporate and regional functions and how effective the company is in its implementation of new strategies; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s other filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.
Date: February 8, 2008	By:	/s/ Lawrence R. Samuels
Lawrence R. Samuels
Executive Vice President - Finance and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	News Release dated February 8, 2008